Exhibit 10.28
CONSULTING SERVICES AGREEMENT
This CONSULTING SERVICES AGREEMENT (this “Agreement”) is entered into as of November 10, 2022 (the “Effective Date”), by and between Grove Collaborative Holdings, Inc., a Delaware corporation (the “Company”), and HCI Grove Management LLC (the “Consultant”).

Preliminary Statement
WHEREAS, the Company and HCI Grove LLC, an affiliate of Consultant are parties to that certain Subscription Agreement of even date herewith (the “Subscription Agreement”);
WHEREAS, Consultant is an affiliate of HumanCo LLC and its subsidiaries (collectively, the “HumanCo Group”);
WHEREAS, in partial consideration of the consulting services to be provided by Consultant as more fully set forth herein (the “Services”), the Company is granting Consultant the Warrant (as defined herein);
WHEREAS, the Consultant is willing to provide the Services, all on the terms and conditions set forth more fully herein.
NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties, intending to be legally bound, hereby agree as follows:
1.Definitions. All capitalized terms used but not defined herein shall have the meanings given in the Subscription Agreement.
2.Services. During the Term (as defined herein), Consultant shall perform the Services described on Exhibit A annexed hereto and made a part hereof.
3.Compensation.
a.In consideration for the Services to be rendered hereunder, the Company shall concurrent with the execution of this Agreement, (i) issue the Warrant (as defined herein) to the Consultant and (ii) pay Consultant a fee of $150,000 (the “Fee”).
b.All reasonable and documented out-of-pocket costs and expenses incurred by Consultant in connection with the performance of any Services under this Agreement shall be reimbursed by the Company within thirty (30) days after submission of the receipts or other supporting documentation thereof to the Company. The reimbursable costs and expenses under this Section 3(b) shall not exceed $50,000 without the prior written consent of the Company. For the avoidance of doubt, the salaries and other compensation of any personnel of Consultant shall not be reimbursable under this Section 3(b).
4.Confidential Information.
c.Each party (the “Receiving Party”) agrees that commencing on the date hereof and following the termination of this Agreement, for whatever reason, the Receiving Party will not, without the authorization of the other party (the “Disclosing Party”), use the Disclosing Party’s Confidential Information for any purpose other than for the performance of its obligations hereunder, or divulge, disclose or otherwise communicate to any Person any
4854-4301-2669v.10
154956992v8

Confidential Information (defined below) that it has learned or may learn by reason of its association with the Disclosing Party or any of its subsidiaries and affiliates. Confidential Information shall exclude information that: (i) at or after the time of disclosure, is or becomes generally available to the public (other than as a result of its unauthorized disclosure by the Receiving Party or any Person or entity to whom the Receiving Party disclosed any such Confidential Information); (ii) was known by the Receiving Party prior to disclosure by the Disclosing Party; (iii) following its disclosure by the Disclosing Party hereunder, was disclosed to Receiving Party by a third party who, to the knowledge of the Receiving Party, did not owe a duty of confidentiality to the Disclosing Party; (iv) is developed by the Receiving Party or one of its affiliates, advisors or representative without reference to or use of Confidential Information; or (e) is required to be disclosed by the Receiving Party pursuant to applicable law or an order of a governing authority applicable to the Receiving Party, in which case the Receiving Party shall, to the extent legally permissible, provide the Disclosing Party with prompt written notice of such requirement, and the Receiving Party shall cooperate with the Disclosing Party, at the Disclosing Party’s expense, to seek to limit such disclosure, including, if requested, taking all reasonable steps to resist or avoid any such legal, judicial, regulatory or administrative process. The Receiving Party shall be permitted to disclose Confidential Information to employees, advisors and/or representatives of the Receiving Party (such Receiving Party’s “Representatives”) (but only if the Representatives either have agreed to be bound by obligations of confidentiality or otherwise owe a duty of confidentiality to the Receiving Party). Each party will be responsible for any breach of this Agreement by it or any deemed breach of this Agreement by any of its Representatives. Consultant is aware, and will advise its Representatives to whom any Confidential Information is disclosed, of the restrictions imposed by the United States securities laws on the purchase or sale of securities by any person who has received material, nonpublic information about the issuer of such securities and on the communication of such information to any other person when it is reasonably foreseeable that such other person is likely to purchase or sell such securities in reliance upon such information. Consultant agrees that it and its Representatives will refrain from trading in the securities of the Company in violation of applicable law.
d.For purposes of this Agreement, “Confidential Information” consists of information proprietary to the Disclosing Party which is not generally known to the public, and which the Disclosing Party disclosed to the Receiving Party or the Receiving Party acquired through or as a consequence of the Receiving Party’s relationship with the Disclosing Party. By way of example and without limitation, “Confidential Information” consists of trade secrets, patented processes, inventions, copyrights, techniques, recipes, formulas, technologies, software, applications, platforms, codes, designs and other technical information in any way concerning or referring to the Disclosing Party’s products or services, research, concepts, processes, machines, manufacturing or engineering and development operations and capabilities, vendor lists, templates, and other proprietary information and materials. Confidential Information also includes, without limitation, information in any way concerning or referring to the Disclosing Party’s business methods, business plans, forecasts and projections, operations, organizational structure, finances, customers, customer lists, investor lists, pricing, costing, marketing, purchasing, merchandising, employees or their compensation, data processing, and all other information not generally known to the public designated by the Disclosing Party as “confidential” or reasonably understood to be confidential, including without limitation, this Agreement and the Grant Agreement.
e.Upon the expiration or termination of this Agreement and receipt of written request from a Disclosing Party, the applicable Receiving Party shall, at its election, return or destroy all of such Disclosing Party’s Confidential Information in its possession, custody or

4854-4301-2669v.10

control, and certify in writing to the Disclosing Party that it has done so. Notwithstanding the foregoing, the obligation to return or destroy shall not apply to any backup copies of the Disclosing Party’s Confidential Information created and stored automatically by the routine operation of the Receiving Party’s systems, or to a copy of such information maintained for purposes of enforcing the Receiving Party’s rights under this Agreement.
5.Warrant.
f.Concurrently with the execution of this Agreement and subject to the terms and conditions of the Warrant, the Company shall issue to Consultant, and Consultant shall acquire from the Company, a warrant from the Company in the form attached hereto as Exhibit B (the “Warrant”) to purchase shares of Class A Common Stock, par value $0.0001, of the Company (the “Class A Common Stock”) that, upon the exercise of such Warrant in full, will entitle Consultant to receive the number of duly authorized, validly issued, fully paid and non-assessable shares of Class A Common Stock set forth in the Warrant.
6.Investment Opportunity.
g.If the Company consummates a Transaction (a “Closing”) during the Term or within the twelve (12) month period following the termination of this Agreement (or three (3) months in the case of a termination of this Agreement by the Company for a Fundamental Breach (as defined herein)), the Company shall use its reasonable best efforts to offer Consultant (or, at Consultant’s option, one of Consultant’s affiliates) with the opportunity to make a preferred equity investment (the “Investment”) in the Company simultaneously with the Closing. The terms of any such Investment shall be mutually agreed by both Consultant and the Company and, unless agreed otherwise as between Consultant and the Company, consistent with the terms set forth in Exhibit C. The Company shall provide Consultant with notice of such Transaction prior to the Closing thereof and in any event not less than forty five (45) business days prior to the Closing, which notice shall include the identity of the prospective counterparty and all of the material terms of such Transaction known to the Company at such time. For the avoidance of doubt, neither the Company nor Consultant shall have an obligation to consummate any Investment pursuant to this Section 6. The parties shall negotiate the terms and conditions of the Investment in good faith consistent with the terms set forth on Exhibit C and the Company agrees to promptly notify Consultant in writing of any material changes to the terms and conditions of the Transaction prior to the Closing.
h.In the event that shareholder approval is necessary for any reason in connection with the Investment, the Company hereby covenants to use its reasonable best efforts to obtain such favorable vote or otherwise stage or structure the Investment to accomplish the Investment without the need for such shareholder approval. The Company agrees to otherwise use its reasonable best efforts to take any and all other actions to facilitate the consummation of the Investment.
i.A “Transaction” means (i) any merger, consolidation, tender offer, recapitalization, share exchange, business combination, acquisition or similar transaction or series of transactions (1) involving the direct or indirect acquisition of a majority of the total voting power of the capital stock or other ownership interests of a Target by the Company or one of its Subsidiaries (collectively, the “Company Group”), (2) involving the direct or indirect acquisition of a majority of the consolidated assets (based on the fair market value thereof) of a Target by a member of the Company Group or (3) pursuant to which a member of the Company Group or its equityholders would own, directly or indirectly, a majority of the equity securities of

4854-4301-2669v.10

a Target or a majority of the equity securities of the surviving entity in a merger involving a member of the Company Group and such Target or the resulting direct or indirect parent of such Target or such surviving entity or (ii) any other transaction or series of transactions involving the Company Group, which, if consummated, would result in a direct or indirect acquisition by a member of the Company Group of a majority of the total voting power of the capital stock or other ownership interests, or a majority of the consolidated assets (based on the fair market value thereof), of a Target, in one transaction or a series of transactions; provided, however, that the Target in such Transaction must have been identified, discussed, pursued or otherwise contemplated between the Company and Consultant and Consultant must have performed Services in respect of such Target at the direction of the Company, in each case during the Term. A “Target” is a Person with an enterprise value as of the end of the last trading day before the public announcement of a Transaction equal or greater than to the lesser of (x) 50% of the Company Group’s enterprise value as of the end of the last trading day before the public announcement of a Transaction and (y) one hundred million dollars. In the event of any merger, consolidation, tender offer, recapitalization, share exchange, business combination, acquisition or similar transaction or series of transactions pursuant to which a member of the Company Group or its equityholders would own, directly or indirectly, less than a majority but at least 25% of the equity securities of the surviving entity in a merger involving a member of the Company Group and such Target or the resulting direct or indirect parent of such Target or such surviving entity, the Company will use its reasonable efforts to offer Consultant (or, at Consultant’s option, one of Consultant’s affiliates) with the opportunity to make an investment in the surviving entity simultaneously with the Closing.
j. “Fundamental Breach” means (i)  Consultant’s or its employee’s, officer’s, director’s or agent’s gross negligence, bad faith or willful misconduct in connection with the provision of the Services; (ii) Consultant’s willful and continued failure to perform the Services hereunder, including being appropriately responsive to the Company, in any material respect; (iii) either Jason Karp or Ross Berman no longer providing Services to the Company (including in the event that either Jason Karp or Ross Berman is no longer affiliated with Consultant) during any continuous 30 day period between the Effective Date and June 1, 2023; (iv) Consultant failing to use its commercially reasonable best efforts to identify and analyze candidates for a potential Transaction if directed or consented to by the Company; (v) Consultant publicly disparaging the Company or its officers and directors, in any manner that would reasonably be expected to be materially harmful to them or their business, business prospects, business reputation or personal reputation; or (vi) Consultant, without the prior written consent of the Company, introduces a third party to a Target that has been identified, discussed, pursued or otherwise contemplated between the Company and Consultant and Consultant must have performed Services in respect of such Target at the direction of the Company, in each case during the Term, for the purposes of effecting a transaction similar to a Transaction between such Target and third party; provided, that in the case of clauses (ii)-(vi), the Company must provide written notice of such breach or failure, and Consultant shall have ten (10) business days to cure such Fundamental Breach if such Fundamental Breach is of the nature that can be cured.
k.A “Person” means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, governmental entity or other entity of any kind or nature.
7.Term; Termination.

4854-4301-2669v.10

l.Term. Unless sooner terminated as provided herein, the term of this Agreement (the “Term”) shall commence as of the date hereof and continue until terminated in accordance with this Agreement.
m.Termination. From and after the date that is three (3) months following the Effective Date, either party may terminate this Agreement for any reason by providing five (5) day’s prior written notice to the other party of such termination.
n.Mutual Termination. The parties may mutually agree in writing, executed and exchanged between them, to terminate this Agreement at any time.
o.Survival. Notwithstanding any termination of this Agreement, the provisions set forth in Sections 4, 6, this 7(d), and 8 – 16 hereof shall survive such termination; provided, that if this Agreement is terminated by the Company in connection with Consultant’s or its employee’s, officer’s, director’s or agent’s engagement in illegal conduct constituting a felony or gross misconduct in carrying out the terms of this Agreement, Section 6 shall not survive such termination.
8.Representations and Warranties. Each party hereby represents and warrants to the other that: (a) it has all power and authority to enter into this Agreement, and the person signing for such party below is fully authorized to do so; and (b) its entry into and performance under this Agreement will not conflict with or violate any other agreement to which such party is bound.
9.Indemnification.
p.The Company shall indemnify, defend and hold harmless the Consultant, each member of the HumanCo Group and each of their respective officers, managers, directors, members, employees, agents, permitted successors and permitted assigns from and against any and all losses, liabilities, damages, injuries, actions, causes of action, claims, settlements, lawsuits, judgements, demands, costs and expenses (including, without limitation, reasonable outside attorneys’ fees and expenses, including any incurred in enforcement of this provision) (collectively, “Losses”) arising out of, resulting from, or related to this Agreement, except as a result of gross negligence, willful misconduct or material breach of this Agreement by Consultant or its employees, officers, directors, agents or affiliates.
q.Consultant shall indemnify, defend and hold harmless the Company, and its officers, managers, directors, members, employees, agents, permitted successors and permitted assigns from and against any and all Losses arising out of, resulting from, or related to Consultant’s or its employee’s, officer’s, director’s, agent’s or affiliate’s gross negligence, bad faith, willful misconduct or material breach of this Agreement.
r.A party seeking indemnification under this Section 9 (the “Indemnified Party”) shall give prompt written notice to the Company (the “Indemnifying Party”) of any third party claim, demand, action, or cause of action (each, a “Claim”) giving rise to an indemnification obligation hereunder, provided that failure to do so shall not relieve the Indemnifying Party from its obligations hereunder unless the Indemnifying Party is materially prejudiced by such failure. The Indemnifying Party shall have sole control over the defense and settlement of all Losses, provided that the Indemnifying Party shall not agree to any settlement, judgment or compromise without the Indemnified Party’s prior written consent, which shall not be unreasonably withheld, delayed or conditioned. The Indemnified Party shall reasonably cooperate with and assist the Indemnifying Party, at the Indemnifying Party’s expense, and shall have the right to participate

4854-4301-2669v.10

in the defense with counsel of its own choosing, at its own expense. Notwithstanding the foregoing, the Indemnifying Party shall not be entitled to control the defense or settlement of any Claim to the extent that, in the good faith judgment of the Indemnified Party, the Indemnifying party failed or is failing to vigorously prosecute or defend.
10.Disclaimer. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, THE SERVICES AND ALL OTHER INFORMATION AND MATERIALS THAT MAY BE PROVIDED OR MADE AVAILABLE BY CONSULTANT ARE PROVIDED “AS IS.” EXCEPT AS EXPRESSLY PROVIDED IN SECTION 8 OF THIS AGREEMENT, CONSULTANT DOES NOT MAKE OR GIVE ANY REPRESENTATION OR WARRANTY OR CONDITION OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, QUALITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT, OR ANY REPRESENTATION, WARRANTY OR CONDITION FROM COURSE OF DEALING OR USAGE OF TRADE, AND ALL OTHER WARRANTIES, EXPRESS AND IMPLIED, ARE EXPRESSLY DISCLAIMED. WITHOUT LIMITING THE FOREGOING, EXCEPT AS SET FORTH HEREIN, CONSULTANT MAKES NO REPRESENTATION, WARRANTY OR GUARANTEE OF ANY KIND THAT ANY SERVICES, DELIVERABLES, INFORMATION, OR MATERIALS, OR ANY PRODUCTS OR RESULTS OF THE USE THEREOF, WILL MEET ANY OTHER PERSON OR ENTITY’S REQUIREMENTS, ACHIEVE ANY INTENDED RESULT, OR BE ACCURATE, COMPLETE, OR ERROR-FREE.
11.Limitation of Liability.
s.IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY LOSS OF USE, REVENUE, OR PROFIT OR LOSS OF DATA OR DIMINUTION IN VALUE, OR FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, EXEMPLARY, SPECIAL, OR PUNITIVE DAMAGES UNDER THIS AGREEMENT, WHETHER ARISING OUT OF BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), OR OTHERWISE, REGARDLESS OF WHETHER SUCH DAMAGE WAS FORESEEABLE AND WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, AND NOTWITHSTANDING THE FAILURE OF ANY AGREED OR OTHER REMEDY OF ITS ESSENTIAL PURPOSE.
t.THE COMPANY ALSO AGREES THAT CONSULTANT SHALL HAVE NO LIABILITY WHATSOEVER TO THE COMPANY OR ANY OF ITS EQUITY HOLDERS, SUBSIDIARIES, AFFILIATES OR CREDITORS OR ANY OTHER PERSON OR ENTITY ASSERTING CLAIMS ON BEHALF OF THE COMPANY RELATED TO OR ARISING OUT OF THIS AGREEMENT OR THE PERFORMANCE BY CONSULTANT OF THE SERVICES CONTEMPLATED HEREIN, EXCEPT FOR SUCH DAMAGES, IF ANY, DETERMINED IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF CONSULTANT. IN SUCH A CASE, THE COMPANY’S SOLE REMEDY.
12.Independent Contractor. The Consultant is not, and Consultant shall not be deemed to be at any time during the Term of this Agreement, an employee of the Company, and therefore the Consultant shall not be entitled to any benefits provided by Company to its employees (such as health and disability benefits), except as provided herein. Consultant’s status and relationship to the Company is that of an independent contractor. Consultant is not an agent of the Company

4854-4301-2669v.10

and is not authorized to bind or act on behalf of the Company. Nothing herein shall create, expressly or by implication, a partnership, joint venture or other association between the parties.
13.Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed delivered (i) upon receipt, if delivered personally or by courier, (ii) the next business day, if sent by recognized overnight delivery service, or (iii) upon receipt, if delivered via email (to be followed by delivery using one of the methods specified in clause (i) or (ii)), if such notice is addressed to the party to be notified at such party’s address set forth below, or as subsequently modified by written notice.
To the Company:
Grove Collaborative Holdings, Inc.
1301 Sansome Street
San Francisco, CA 94111
Attention: Nathan Francis
Email: nfrancis@grove.co
with a copy (which shall not constitute notice) to:
Sidley Austin LLP
1001 Page Mill Road
Building 1
Palo Alto, CA 94304
Attention: Martin A. Wellington
Email: mwellington@sidley.com
To the Consultant:
HCI Grove Management LLC
98 San Jacinto Blvd, 4th Floor
Austin, TX 78701
Attention: Ross Berman
Email: ross@humanco.com
with a copy (which shall not constitute notice) to:
Katten Muchin Rosenman LLP
50 Rockefeller Plaza
New York, New York 10020
Attention: David Kravitz, Mark Wood and Bret Diskin
Email: david.kravitz@katten.com; mark.wood@katten.com; bret.diskin@katten.com
14.Severability. If a court of competent jurisdiction determines that any term or provision hereof is invalid or unenforceable: (i) the remaining terms and provisions hereof will be unimpaired; and (ii) such court will have the authority to replace such invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the parties relating to the invalid or unenforceable term or provision.

4854-4301-2669v.10

15.Miscellaneous. The Services to be performed hereunder are personal and neither the Company nor Consultant shall assign their respective rights hereunder or delegate their respective obligations without the prior written consent of the other party, which shall not be unreasonably withheld. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, permitted assigns, heirs, executors and administrators. Except as specifically provided herein, there are no third party beneficiaries of this Agreement. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to its conflicts of law provisions. This Agreement may not be modified or amended except in a writing executed by the duly authorized representatives of the Company and the Consultant. No waiver by either party of any right or remedy hereunder shall be valid unless the same shall be in writing and signed by the party giving such waiver. Any waiver by a party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of such provision or any other provision hereof. This Agreement, together with the Grant Agreement, constitutes the entire understanding of the parties with respect to the subject matter hereof, and supersedes all prior proposals and agreements, written or oral, and all other communications between the parties relating to the subject matter of this Agreement. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and which together shall constitute one agreement binding on the parties hereto.  Executed counterparts to this Agreement may be delivered via facsimile or via PDF in electronic mail with the same force and effect as an original signature, all of which, when taken together, shall constitute a single enforceable instrument.
16.Jurisdiction; Waiver of Jury Trial.
u.Each party hereby irrevocably and unconditionally submits to the exclusive jurisdiction of any Delaware State court, or Federal court of the United States of America, sitting in the State of Delaware, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, and each party hereby irrevocably and unconditionally (a) agrees not to commence any such action or proceeding except in such courts; (b) agrees that any claim in respect of any such action or proceeding may be heard and determined in such Delaware State court or, to the extent permitted by law, in such Federal court; (c) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in any such Delaware State or Federal court; and (d) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such Delaware State or Federal court. Each Party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party irrevocably consents to service of process in the manner provided for notices in Section 13. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law.
v.EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS; (II) IT UNDERSTANDS AND HAS CONSIDERED THE

4854-4301-2669v.10

IMPLICATIONS OF SUCH WAIVERS; (III) IT MAKES SUCH WAIVERS VOLUNTARILY; AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 16(b).

[Remainder of page intentionally left blank]

4854-4301-2669v.10

IN WITNESS WHEREOF, the undersigned have executed this Consulting Services Agreement as of the date set forth above.

GROVE COLLABORATIVE HOLDINGS, INC.
By:	/s/ Stu Landesberg
Name: Stu Landesberg
Title: CEO

HCI GROVE MANAGEMENT LLC
By:	/s/ Ross Berman
Name: Ross Berman
Title: Authorized Signatory

[Signature Page to Consulting Services Agreement]

4854-4301-2669v.10